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Exhibit 2.l.

November 6, 2007	Darren K. DeStefano
T: (703) 456-8034 ddestefano@cooley.com
Gladstone Investment Corporation 1521 Westbranch Drive, Suite 200 McLean, VA 22102

Ladies and Gentlemen:

We have acted as counsel to Gladstone Investment Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form N-2, as amended (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). The Company has provided us with a prospectus (the "Prospectus"), which forms part of the Registration Statement. The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, as amended from time to time, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•
shares of common stock, $0.001 par value per share, of the Company (the "Common Stock");

•
shares of preferred stock, $0.001 par value per share, of the Company (the "Preferred Stock");

•
subscription rights evidencing the right to purchase Common Stock (the "Subscription Rights");

•
senior debt securities, in one or more series (the "Senior Debt Securities"), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the "Trustee") and the Company, in the form filed as Exhibit 2.d.2 to the Registration Statement, as such indenture may be supplemented from time to time (the "Senior Indenture"); and

•
subordinated debt securities, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company, in the form filed as Exhibit 2.d.3 to the Registration Statement, as such indenture may be supplemented from time to time (the "Subordinated Indenture").

The Common Stock, the Preferred Stock, the Subscription Rights, and the Debt Securities are collectively referred to herein as the "Securities." The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $300,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

Gladstone Investment Corporation
November 6, 2007
Page Two

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into, or Subscription Rights exercisable for, Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities, or upon exercise of the Subscription Rights, the applicable securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

        1.     With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company's then operative Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws"), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities, or upon exercise of any Subscription Rights, in accordance with their terms will be duly authorized, validly issued, fully paid and nonassessable.

Gladstone Investment Corporation
November 6, 2007
Page Three

        2.     With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms will be duly authorized, validly issued, fully paid and nonassessable.

        3.     With respect to the Subscription Rights offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Subscription Rights has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance of, and performance of the Company's obligations thereunder upon exercise thereof, the Subscription Rights will not violate any applicable law or the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the subscription certificates pertaining to the Subscription Rights have been duly executed by the Company, countersigned by the transfer agent therefore, and duly delivered to the holders thereof, then the Subscription Rights, when issued and exercised as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        4.     With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement

Gladstone Investment Corporation
November 6, 2007
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or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Cooley Godward Kronish LLP

By:	/s/ DARREN K. DESTEFANO Darren K. DeStefano

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  Exhibit 2.l.